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                                                                    EXHIBIT 12.1

                        OUTSOURCING SERVICES GROUP, INC.
                         FIXED CHARGE RATIO COMPUTATION

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                                                             THREE MONTH
                                                            PERIOD ENDED
                                                           OCTOBER 1, 1996
                                                              (DATE OF
                                                             INCEPTION)
                                                                 TO             YEAR ENDED         YEAR ENDED
                                                          DECEMBER 31, 1996  DECEMBER 31, 1997  DECEMBER 31, 1998
                                                          -----------------  -----------------  -----------------
(DOLLARS IN THOUSANDS)

Income (loss) before taxes..............................      $    (146)         $     260          $  (1,744)

Fixed charges reflected in income (loss)
 before taxes
  Interest expense......................................            204              2,232             12,446
  One-third of rental expenses..........................            126                311                776
                                                                 ------            -------            -------

Total Fixed Charges.....................................      $     330          $   2,543          $  13,222
                                                                 ------            -------            -------
                                                                 ------            -------            -------

Income before taxes plus fixed charges
 above..................................................      $     184          $   2,803          $  11,478

Fixed charge ratio......................................           0.56x              1.10x              0.87x
  Deficiency............................................      $     146                 --          $   1,744
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